Marcon International, Inc. Vessels and Barges for Sale or Charter Worldwide	P.O. Box 1170,9 NW Front Street, Suite 201 Coupeville, WA 98239 U.S.A. Telephone (360) 678 8880 Fax (360) 678-8890 E Mail: info@marcon.com http://www.marcon.com

“MARITIME TRADER”
AGREEMENT OF PURCHASE AND SALE

Dated: July 8, 2011

This agreement (the “Agreement”) between Marcon International Inc., in its capacity as court-appointed seller of the Purchased Assets (defined below) (hereinafter called the “Broker”) and Rand Logistics, Inc. or a designated subsidiary (hereinafter called the “Purchaser”) provides for the purchase and sale of the Purchased Assets (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants of the parties and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Purchaser and Broker agree as follows:

1.	Definitions: For Purposes of this Agreement, terms not otherwise defined herein shall have the following meaning:

“Applicable Taxes” mean all taxes including without limitation all sales, use, H.S.T., excise and other taxes applicable to the purchase and sale of the Purchased Assets other than income and capital gains taxes.

“Approval Order” means an order of the Court approving this Agreement and the sale of the Purchased Assets to the Purchaser pursuant to this Agreement and declaring that, on closing, the Purchased Assets vest in the Purchaser and are free of any liens under Canadian maritime law and of any other claims and encumbrances, in form and content satisfactory to the Broker.

"Business Days" are days other than weekends on which banks are open in Toronto, Canada.

“Claims” means all losses, damages, expenses, liabilities (whether accrued, actual, contingent, latent or otherwise), interest, penalties, costs, claims, complaints and demands of whatever nature or kind including all legal fees and costs on a solicitor and client basis.

“Closing Date” means the date which is 3 business days after the date the Approval Order is issued by the Court or such other date as the parties may mutually agree.

“Court” means the Federal Court of Canada.

“Purchased Assets” means the Vessel, all of the shares of the Vessel, and everything belonging to her on board and on shore at Closing in which Voyageur has an interest, including all spare parts and spare equipment (including spare tail end shaft(s) and or spare propeller(s) if any), used or unused, whether or board or not, with the following exceptions:

(a)	Only those items that are in the possession or control of the Receiver on the Closing Date shall be included;
(b)	Personal belongings of crew or persons engaged or employed by the Receiver are to be excluded from the sale.

www.marcon.com

Details believed correct, not guaranteed.  Offered subject to prior sale of charter.

“Receiver” means PricewaterhouseCoopers Inc. in its capacity as court-appointed receiver of Voyageur in Ontario Superior Court of Justice Court File No. CV-11-9142-OOCL.

“Vessel” means the vessel described as follows:
Name: Maritime Trader
Year Built: 1967
Port of Registry: Hamilton
Official Number: 0325744
IMO Number: 6702301

“Voyageur” means Voyageur Maritime Trading Inc.

2.
Sale Process - The Purchaser acknowledges that this Agreement has been entered into pursuant to a sale process set out in the Court order of Prothonotary Aalto dated April 4, 2011 (the “Sale Process Order”) and the Purchaser acknowledges receipt and review of the Sale Process Order.

3.
Purchase and Purchase Price: Subject to the terms of this Agreement, the Purchaser agrees to purchase and the Broker agrees to sell the Purchased Assets on the terms and conditions set out in this Agreement, for the purchase price  of $2,666,667.00 Canadian dollars (the “Purchase Price”) plus all Applicable Taxes, if any.

4.
Deposit: The Purchaser will pay a deposit of 10% (ten percent) of the Purchase Price by wire transfer in immediately available funds to the Broker, in trust, by the later of: (a) 24 hours upon receipt of an executed copy of this Agreement by the Broker, or (b) 5 p.m. Pacific Standard Time on July 11th, 2011 (the “Deposit”), failing which the Broker has the right to terminate this Agreement.  The Deposit will be held by the Broker in a non-interest bearing account until Closing, after which time the Broker will pay the Deposit and balance of the Purchase Price into Court without delay for distribution to claimants with an interest therein in accordance with the priority of their respective claims.

If this Agreement is terminated pursuant to section 9(b), 10(b) or 16 hereof, the Deposit will be returned to the Purchaser within three (3) Business Days after such termination.  If this Agreement is not completed or is terminated for any other reason, the Deposit is not refundable and will be paid by the Broker into Court for distribution to creditors of Voyageur in accordance with the priority of their respective claims.

If there is any dispute regarding entitlement to the Deposit, the Deposit will be paid into Court and the entitlement to it will be determined by the Court based on the terms of this Agreement.

5.
Payment: The balance of the Purchase Price plus Applicable Taxes will be paid by the Purchaser to the Broker, or as the Broker may direct, by wire transfer at or before Closing (as defined below).  After the Closing, the Broker will pay the Deposit and balance of the Purchase Price into Court without delay for distribution to claimants with an interest therein in accordance with the priority of their respective claims.

6.	Brokerage Fee: The brokerage fee payable to the Broker will be determined by the Court and will be payable from the Purchase Price paid into Court in connection with the Closing.

7.	Broker’s Representations and Warranties: The Broker represents and warrants to the Purchaser that:
(a)	the Broker has the power and authority, pursuant to the Sale Process Order, to enter into this Agreement and to complete its obligations hereunder, subject to receipt of the Approval Order.

8.	Purchaser’s Representations and Warranties: The Purchaser represents and warrants to the Broker that:
(a)
the Purchaser is a corporation duly incorporated, organized and subsisting under the laws of Delaware and has all the necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;

(b)	the Purchaser has good and sufficient power, authority and right to enter into and deliver this Agreement and to complete the transactions to be completed by the Purchaser contemplated hereunder;

(c)	this Agreement constitutes a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms;

(d)	the Purchaser has, or prior to the Closing Date will have, sufficient unencumbered funds to enable it to pay the Purchase Price and Applicable Taxes (subject to clause 3 herein); and

(e)
the Purchaser acknowledges that it or its representatives have been furnished with all information regarding the Purchased Assets and all other matters that the Purchaser requires to enable it to enter into this Agreement.

The representations and warranties of the Purchaser set forth this section will survive the completion of the sale and purchase of the Purchased Assets.

9.	Conditions for the Benefit of the Purchaser:

(a)
The sale by the Broker and the purchase by the Purchaser of the Purchased Assets is subject to the following conditions, which are for the exclusive benefit of the Purchaser and which are to be performed or complied with at or prior to Closing:

(i)	the representations and warranties of the Broker set forth in Section 7 will be true and correct at Closing with the same force and effect as if made at and as of such time;

(ii)	the Broker will have performed or complied with all of the terms and conditions of this Agreement to be performed or complied with by the Broker at or prior to Closing;

(iii)	the Broker will have delivered or caused to be delivered to the Purchaser each of the items listed in Section 14(a);

(iv)	the Approval Order will have been granted by the Court; and

(v)	the Approval Order will not have been stayed, varied, set aside or appealed at Closing;

(b)
If the condition set out in Section 9(a)(iv) is not satisfied or waived on or before the date that is fifteen (15) days after the Acceptance Date (as defined herein), the Purchaser may terminate this Agreement by notice in writing to the Broker, in which event the Deposit shall, subject to Section 4 of this Agreement, be returned to the Purchaser and the Broker’s and the Purchaser’s obligations under this Agreement shall be null and void and of no further force or effect whatsoever.

(c)
In case any material term of the Broker or material condition to be performed or complied with for the benefit of the Purchaser at or prior to Closing has not been performed or complied with at or prior to Closing, the Purchaser, without limiting any other right that the Purchaser has, may at its sole option either acting reasonably:

(i)	rescind this Agreement by notice to the Broker, and in such event the Purchaser and Broker will each be released from all obligations hereunder; or

(ii)
waive compliance with any such term, covenant or condition in whole or in part on such terms as may be agreed upon without prejudice to any of its rights of rescission in the event of non-performance of any other term, covenant or condition in whole or in part.

10.	Conditions for the Benefit of the Broker:

(a)
The sale by the Broker and the purchase by the Purchaser of the Purchased Assets is subject to the following conditions, which are for the exclusive benefit of the Broker and which are to be performed or complied with at or prior to Closing:

(i)	the representations and warranties of the Purchaser set forth in Section 8 will be true and correct at Closing with the same force and effect as if made at and as of such time;

(ii)	the Purchaser will have performed or complied with all of the terms and conditions of this Agreement to be performed or complied with by the Purchaser at or prior to Closing;

(iii)	the Purchaser will have delivered or caused to be delivered to the Broker each of the items listed in Section 14(b);

(iv)	the Approval Order will have been granted by the Court; and

(v)	the Approval Order will not have been stayed, varied, set aside or appealed at Closing.

(b)
If the condition set out in Section 10(a)(iv) is not satisfied or waived on or before the date that is fifteen (15) days after the Acceptance Date (as defined herein), the Purchaser may terminate this Agreement by notice in writing to the Broker, in which event the Deposit shall, subject to Section 4 of this Agreement, be returned to the Purchaser and the Broker’s and the Purchaser’s obligations under this Agreement shall be null and void and of no further force or effect whatsoever.

(c)
In case any material term of the Purchaser or condition to be performed or complied with for the benefit of the Broker at or prior to Closing has not been performed or complied with at or prior to Closing, the Broker, without limiting any other right that the Broker has, may at its sole option either acting reasonably:

(i)	rescind this Agreement by notice to the Purchaser, and in such event the Broker will be released from all obligations hereunder, or

(ii)
waive compliance with any such term, covenant or condition in whole or in part on such terms as may be agreed upon without prejudice to any of its rights of rescission in the event of non-performance of any other term, covenant or condition in whole or in part.

(d)
If the Broker rescinds this Agreement pursuant to Section 10(c)(i), the Purchaser will be liable to the Broker for any Claims incurred by the Broker directly or indirectly as a result of such breach.  In that event, the Purchased Assets may be resold by the Broker and all money paid by the Purchaser under this Agreement, including the Deposit will be forfeited on account of liquidated damages, but such forfeiture will not be deemed to constitute the full extent of liquidated damages payable by the Purchaser as a result of the Broker’s rescission pursuant to Section 10(c)(i).

11.
Liability of Broker:  The Purchaser acknowledges that, notwithstanding any provision to the contrary herein, the Broker has entered into this Agreement solely in its capacity as Court-appointed seller of the Purchased Assets and not in its personal or corporate capacity and that the Broker shall not in any circumstances incur any personal liability whatsoever in connection with this Agreement.  In no event shall Broker be liable for special, contingent, incidental, indirect or consequential damage.

12.	Inspections; As Is, Where Is: The Purchaser acknowledges and agrees that:

(a)
the Purchaser has had the opportunity to inspect, and has inspected, the Vessel’s classification records and the Purchased Assets and the sale is outright and definite, subject only to the terms and conditions of this Agreement;

(b)
in entering into this Agreement, the Purchaser has relied and will continue to rely entirely and solely upon its own inspections and investigations with respect to the Purchased Assets, including without limitation, the physical and environmental condition of the Vessel, and the Purchaser acknowledges that it is not relying on any information furnished by the Broker, GE Canada Finance Holding Company, or any person or entity on behalf of or at the direction of either;

(c)
the Broker is selling the Purchased Assets on an “AS IS, WHERE IS” basis as they exist on the Closing Date and no adjustments will be made for any changes in the condition of any Purchased Assets; it has entered into this Agreement on the basis that the Broker does not warrant, covenant or guarantee title to the Purchased Assets; the Purchaser has conducted such inspections of the condition of and title to the Purchased Assets, and the nature and quantum of the claims against the Purchased Assets, in each case as it deemed appropriate and has satisfied itself with regard to these matters; no representation, warranty or condition is expressed or can be implied as to title, description, fitness for purpose, seaworthiness, merchantability, condition, assignability, collectability, quantity, outstanding amount, value or quality of, or in respect of any Purchased Assets or any other matter or thing whatsoever concerning the  Purchased Assets or the right of the Broker to sell same, save and except as expressly represented or warranted herein; and without limiting the generality of the foregoing, any and all conditions, warranties or representations expressed or implied pursuant to the Sale of Goods Act (Ontario) do not apply hereto and are hereby waived by the Purchaser and there is no warranty or representation that the Vessel is inspected by the Coast Guard (or other inspection body), classed with any classification society, or that it holds a valid loadline certificate or other certification; and

(d)
The Broker will have no obligation or responsibility to the Purchaser after the Closing with respect to any matter relating to the Purchased Assets or the condition thereof save as otherwise expressly provided in this Agreement.

Purchaser will be liable for and will indemnify, defend and hold Broker, its parent, subsidiary and affiliated entities and their respective members, officers, directors, shareholders, successors and assigns, harmless of and from any and all claims, actions, demands, losses, liabilities, penalties and damages (including costs, expenses, and reasonable legal fees), relating to the Vessel which accrued or the operative facts of which arose after Closing (including without limitation any claim asserted against the Broker or the Receiver arising from failure by the Purchaser to pay any Applicable Taxes).

The provisions of this section will survive closing on the Closing Date.

13.
Approval Order:  The Broker will cause a motion to be made for the granting of the Approval Order as soon as practical after this Agreement has been executed and delivered by the parties hereto.  The Broker agrees that it will use its best efforts to secure a hearing before the Court in respect of the Broker’s application for the Approval Order in between July 14th  and July 18th, 2011.  The Broker shall be responsible for the cost of obtaining and registering the Approval Order.  The Purchaser agrees to cooperate with the Broker in seeking the Approval Order and to promptly provide to the Broker all such information and assistance within the Purchaser’s power as the Broker may reasonably require in order to obtain the Court’s approval.

14.	Closing: The closing will take place on or before 12:00 noon Eastern Time on the Closing Date (“Closing”). The Closing of the sale shall be deemed completed when:

(a)	the Broker delivers to the Purchaser the following:

(i)	a copy of the Approval Order;

(ii)	a Bill of Sale for sale of the Purchased Assets in a form registerable under the Canada Shipping Act;

(iii)	the current certificate of registry; and

(iv)
any classification certificate(s) in the possession of the Receiver as well as all plans which are on board the Vessel (other certificates which are on board the Vessel shall also be handed over to the Purchaser unless the Broker, Receiver or Voyageur is required to retain same, in which case the Purchaser will have the right to take copies. Other technical documentation which may be in the Receiver’s possession shall promptly be forwarded to the Purchaser at the Purchaser’s expense, if they so request. If any log books are in the possession of the Receiver, the Purchaser will have the right to take copies of same).

(b)	the Purchaser delivers to the Broker the following:

(i)	the balance of the Purchase Price, plus all Applicable Taxes, if any, in accordance with paragraphs 3 and 5 hereof;

(ii)	the Bill of Sale executed by the Purchaser;

(iii)	the attached Protocol of Acceptance in the form attached hereto as Schedule “A”; and

(iv)	such other documentation relating to the completion of this Agreement as the Broker may reasonably require.

15.
Costs.  For greater certainty, the Broker and the Purchaser shall each bear their own costs (including legal fees) in connection with this Agreement and the transactions contemplated thereby, including obtaining Court Approval. For greater certainty, this clause in no way restricts the Broker's rights to recover professional fees and other expenses from the Purchaser Price.

16.
Risk of Loss:  Prior to Closing, subject to further Court order, the Vessel will remain in the possession of the Receiver.  All risk of loss of the Vessel subsequent to Closing will be borne by the Purchaser.  In the event of a total loss or constructive total loss of the Vessel prior to Closing, this Agreement shall terminate. Should the Vessel be damaged prior to Closing but should it not be a total loss or constructive total loss, Purchaser may, at Purchaser's sole option, terminate this Agreement by giving written notice to Broker no later than five (5) days after Purchaser has received notice of such related casualty and having had the opportunity to inspect the Vessel.  If Purchaser so elects to terminate this Agreement, Purchaser will be entitled to a refund of any Deposit and Purchaser shall not be entitled to receive or retain any insurance proceeds payable as the result of such loss.

17.
Binding Effect and Assignment:  This Agreement shall inure to the benefit of and be binding upon the parties hereto, their directors, officers, assigns, agents, employees, and successors-in-interest.  The Purchaser shall not have the right to assign this Agreement without the consent of the Broker.

18.
Entire Agreement, Neutral Construction and Headings.  This Agreement constitutes the entire agreement between the parties.  Neither party is relying or may rely on any written or oral collateral, prior or contemporaneous agreement, assurance, representation or warranty not set forth in this instrument.  No modification of this Agreement shall be implied in law or equity, nor shall any express modification be effective unless in writing signed by the party to be charged.  This Agreement shall be construed neutrally and as the commemoration of the mutual assent of both parties rather than for or against either party.  Captions used in this Agreement are for convenience of reference only and shall have no force or effect or legal meaning in the construction or enforcement of this Agreement.  The terms of this Agreement shall survive transfer of title of the Purchased Assets to Purchaser.

19.
Applicable Law:  This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.  If any term or provision, or any part of any term or provision, of this Agreement is held by any court or other competent authority to be illegal or unenforceable, the remaining terms, provisions, rights and obligations shall not be affected.

20.
Counterparts and Facsimile Signatures:  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together will constitute the same agreement, whether or not each party executes each separate counterpart.  A facsimile or .pdf signature shall be deemed equivalent to an original signature.

21.	Time of Essence: Time is of the essence of this Agreement.

22.
Acceptance of Offer:  This Agreement has been executed by the Purchaser and presented to the Broker as an offer for acceptance, which may be accepted by the Broker by delivery of an executed copy of this Agreement to the Purchaser on or prior to 5:00 p.m. Pacific Standard Time on July 11, 2011 (the date on which the offer is accepted being the “Acceptance Date”), failing which this Agreement will be null and void and of no further force or effect.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date first appearing above.

Marcon International, Inc. /s/ Brian K. Peterson By: Brian K. Peterson Its: Broker	/s/ Joseph W. McHugh, Jr. Rand Logistics, Inc. By: Joseph W. McHugh, Jr. Its: Vice President & Chief Financial Officer

SCHEDULE “A”

PROTOCOL OF ACCEPTANCE
“MARITIME TRADER”

At the Port of Hamilton on this _____ day of _________________, 2011 at __________a.m./p.m, __________________________________ (the “Purchaser”) has taken possession of and acknowledges receipt of the Purchased Assets as defined in the Agreement of Purchase and Sale between the Broker and the Purchaser dated July, 2011 (the “Agreement”), including the vessel:

Name: Maritime Trader
Year Built: 1967
Port of Registry: Hamilton
Official Number: 0325744
IMO Number: 6702301.

The Purchaser accepts delivery of, title and risk to the Purchased Assets pursuant to the terms and conditions set out in the Agreement and confirms that the Broker has fulfilled its obligations pursuant thereto.

Dated: _________________________

Marcon International, Inc. By: ____________________________ Its: ____________________________	______________________________________ Purchaser By: ____________________________ Its: ____________________________